RESTATED
ARTICLES OF INCORPORATION

ACACIA CAPITAL CORPORATION

FIRST: The name of the Corporation is Acacia Capital
Corporation.

SECOND: The Corporation desires to restate its charter as
currently in effect.

THIRD: The provisions set forth in the Articles of Restatement are all the provisions of the charter currently in effect.

FOURTH: These Articles of Restatement have been approved by a majority of the entire Board of Directors.

FIFTH: The charter is not amended by the Articles of
Restatement.

SIXTH: The nature of the business or purposes to be conducted or promoted are as follows:

(A) To conduct and carry on the business of an investment
trust or investment company of the general management
type.

(B) To invest and reinvest the property and assets of the
corporation in securities of different types and
classes, including, without in any way limiting the
generality thereof, stocks, bonds, notes, debentures,
and certificates of interest or participation, and in
other personal property without limitation or
restriction except for the specific restrictions
hereinafter set forth.

(C) To act as financial or fiscal agent for any person,
firm, or corporation and as such to manage, control,
and deal with, in any and every way whatsoever, the
property, holdings, investments, and business interests
thereof.

(D) To endorse, guarantee, or undertake the performance of
any obligation, contract, or engagement of any other
corporation, or other party, if the Corporation is
interested in such obligation, contract or engagement.

(E) To purchase, retire, redeem, hold, sell, reissue,
transfer, and otherwise deal in, shares of its own
capital stock; and to apply to such purchase,
retirement, or acquisition any funds or property of the
Corporation, whether capital or surplus or otherwise,
as may be permitted by law.

(F) To engage in any lawful act or activity for which
corporations may be organized under the General
Corporation Law of Maryland.

(G) To do and all of the acts herein set forth or implied
and such other acts as are incidental or conducive to
the attainment of the objectives and purposes of the
Corporation; and to do any and all such acts either as
principal or in the capacity of agent, broker, factor,
contractor, or otherwise.

SEVENTH: The current address of the principal office of the
Corporation is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland
20814.

EIGHTH: The Corporation's current resident agent is William M.
Tartikoff, Calvert Group, 4550 Montgomery Avenue, Suite 1000N, Bethesda,
Maryland 20814.

NINTH: The total number of shares of stock of all classes
which the Corporation is authorized to issue is One Hundred Million
(100,000,000) shares of stock. The par value of each share shall be One
Dollar ($1.00). The shares shall be allocated as follows for each series:

No. of Shares per Series

CRI Balanced Portfolio
75,000,000
CRI Money Market Portfolio
9,000,000
CRI Global Equity Portfolio
4,000,000
CRI Capital Accumulation Portfolio
4,000,000
CRI Equity Portfolio
2,000,000
CRI Bond Portfolio
1,000,000
CRI Strategic Growth Portfolio
5,000,000

Total Shares Authorized
100,000,000

The Board of Directors is hereby expressly granted the authority to issue any remaining unissued shares and to establish additional series.
The Board of Directors is also expressly granted the authority to increase or decrease the number of shares of any series, subject to the provisions that the aggregate number of shares, and the number of shares allocated to all series cannot exceed the total authorized number of shares, and that the number of shares allocated to any series may not be decreased below the number of shares issued and outstanding for such series.

TENTH: The powers, preferences and rights of each series and the qualifications, limitations and restrictions on each such series shall be as follows:

(A) (1) The assets of the Corporation received as
consideration for the issue of stock of each
series, together with all income, earnings and
profits on such assets, and proceeds derived
from the sale, exchange or liquidation of such
assets, and any assets derived from the
reinvestment of such income, earnings and
profits, and proceeds in whatever form
received, shall for all purposes, subject only
to the rights of creditors, be irrevocably
allocated to the series for which such assets
were received by the Corporation, and be so
entered upon the books of account and referred
to in these Articles as "the assigned assets"
of such series.

(2) Each series will be managed in accordance with
the investment policy for such series.

(3) The assigned assets of each series shall be
charged with the specific liabilities
(including accrued expenses and reserves as
conclusively determined from time to time by
the Board of Directors) of such series and the
general liabilities of the Corporation in
proportion to the net asset values of the
respective series. Any liability applicable
to more than one series, but not to all
series, shall be allocated to each series to
which it is applicable in proportion to the
net asset values of such series. The
allocation of any liability to a series by the
Board of Directors shall be conclusive.

(B) Each share of stock of a series shall have the
same rights, privileges and preferences with
respect to the assigned assets of such series
as each of the other shares of stock of that
series. Each share of stock of a series shall
be entitled to participate equally in such
dividends as may be declared from time to time
by the Board of Directors. Each fractional
share of stock of a series shall have
proportionately the same rights, privileges
and preferences with respect to the assigned
assets of such series as a whole share, and
shall participate proportionately in dividends

as declared.

(C) (1) "Shareholder" as used in these Articles shall
mean a shareholder of record as defined in the
By-Laws.

(2) Each shareholder of the Corporation shall have
one vote for each share held by the
shareholder, and shall have a fractional vote
for each fraction of a share held by the
shareholder.

(3) Whenever the vote of shareholders is required
or permitted to be taken in connection with
any matter affecting the Corporation or any
series, such vote shall be taken, and
effective action shall be determined in
accordance with the General Laws of the State
of Maryland or the Investment Company Act of
1940, whichever is more strict.

ELEVENTH: The number of directors of the Corporation
shall be five (5), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall not be less than three (3).
The names of the Directors are Clifton S. Sorrell, Jr., Frank H. Blatz,
Jr., Charles E. Diehl, Arthur J. Pugh, and South Trimble III.

TWELFTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the
Corporation and of the Directors and shareholders.

(A) No holder of shares of stock shall be entitled
as a matter of right to subscribe for or
purchase or receive any part of any treasury
shares held by the Corporation, or of any new
or additional issues of shares of stock or
securities convertible into shares of stock of
the Corporation, whether now or hereafter
authorized, or whether issued for money, for a
consideration other than money, or by way of
dividends.

(B) Upon the request of any shareholder, the
Corporation shall repurchase shares owned by
such shareholder on the terms and conditions
specified in the By-Laws.

(C) With respect to the issuance and sale of
shares of the Corporation's stock, or
securities convertible into shares of stock,
the Corporation shall receive not less than
the net asset value per share determined in
accordance with the By-Laws.

(D) Assets of this Corporation may be held or
deposited with a bank or trust company or
other organization as custodian and, except as
provided below, the Corporation may employ any
agency or instrumentality, incorporated or
unincorporated, to render management services
of any nature with respect to the conduct of
the business of the Corporation, and to manage
and direct the business and activities of the
Corporation to such extent as the Board of
Directors may determine from time to time,
whether or not such employment involves
delegation of functions usually or customarily
performed by the Board of Directors or
officers of the Corporation. However, this
Corporation shall contract with a professional
investment manager which is registered under
the Investment Advisers Act of 1940 to provide
investment advice to the Corporation and to
manage the investments of the Corporation's
assets.

(E) The Corporation reserves the right from time
to time to make any amendment of its Articles,
now or hereafter authorized by law, including
any amendment which alters the contract rights
of any outstanding stock.

(F) The original By-Laws of the Corporation have
been adopted by the Directors. The Board of
Directors shall have the power to make, alter
or repeal any By-Law, except those By-Laws
which by statute or By-Law provision must be
submitted to shareholders for a vote.

(G) The use of the Corporation of the name
"Acacia" and all trademarks now or hereafter
associated with Acacia Mutual Life Insurance
Company are subject to and conditioned upon
the continuing consent of Acacia Mutual Life
Insurance Company, a Washington, D.C.
Corporation, which consent may be withdrawn at
any time.

(H) The Corporation shall have the power and authority to
indemnify its directors, officers and
employees to the fullest extent permitted by
law.

THIRTEENTH:The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, the undersigned hereby execute these Articles of
Restatement and acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, the matters and facts set forth herein are true in all materials respects, under the penalties of perjury.

Dated this 21st day of November ,
1995.

Acknowledgement:

Clifton S. Sorrell, Jr.
Chairman of the Board
and Director

ATTEST:
William M. Tartikoff
Secretary